UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

CHINA WATER GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-26175	88-0409151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Suite 7A01, Baicheng Building 584 Yingbin Road Dashi, Panyu District Guangzhou, Guangdong, China		511430
(Address of principal executive offices)		(Zip Code)

(86-20) 3479 9768

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the filing of this Current Report on Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective Jan.9, 2015, China Water Group, Inc. (the "Company") engaged the accounting firm of CANUSWA ACCOUNTING & TAX SERVICES INC ("CATS") to take over the audit responsibilities from Patrizio & Zhao, LLC ("PZC") of  U.S.A, who resigned as auditors effective as of the same date. The change of auditors was approved by the Company’s Board of Directors.  PZC is subject to a Securities and Exchange commission order prohibiting it from acting as our independent auditor.

During the Company’s two most recent fiscal years and any subsequent interim period through to the date of the Company’s engagement of CATS, neither the Company nor anyone on its behalf, has consulted with CATS or any other auditor regarding any accounting or audit concerns, including, without limitation, those stated in Item 304(a)(2) of Regulation S-B.

PZC audited the Company’s financial statements for the fiscal years ended December 31, 2011 and 2010 and PZC’s reports are included in the Company’s annual reports on Form 10-KSB for those periods. PZC’s reports on the Company’s financial statements for the fiscal years ended December 31, 2011 and 2010 or for any subsequent interim period did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During its tenure as the Company’s auditor for the Company’s two most recent fiscal years and the subsequent interim periods through to the date of PZC’s resignation: (1) there were no disagreements between the Company and PZC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PZC’s satisfaction, would have caused PZC to make reference to the subject matter of the disagreement in connection with its report; and (2) PZC did not advise the Company of any reportable events of the type described in Item 304(a)(1)(iv)(B) of Regulation S-B

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired: None
(b)	Pro-Forma Financial Statements: None
(c)	Exhibits: None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER GROUP, INC.

August 27, 2015	By:	/s/ Wenge Fang
		Name:	Wenge Fang
		Title:	Chief Executive Officer